February 18, 2014

Contact:	Shelee M.T. Kimura	Telephone: (808) 543-7384
	Manager, Investor Relations & Strategic Planning	E-mail: skimura@hei.com

HAWAIIAN ELECTRIC INDUSTRIES REPORTS 2013 YEAR-END & FOURTH QUARTER EARNINGS

2013 Net Income of $161.5 Million; Diluted Earnings Per Share (EPS) of $1.62
Fourth Quarter Net Income of $39.0 Million; EPS of $0.39

Selected 2013 Highlights:

•	Core net income[1] of $161.5 million in 2013 vs $163.1 million in 2012; Reported net income of $161.5 million in 2013 vs $138.7 million in 2012

•	Core EPS[1] of $1.62 in 2013 vs $1.68 in 2012; Reported EPS of $1.62 in 2013 vs $1.42 in 2012

•	ROE of 9.7% -- 8.0% utility; 11.4% bank

•	Successfully accessed the capital markets to fund ongoing utility investments in local infrastructure to modernize the electric grid

•	Executed $180 million equity forward sale agreement in March 2013

•	Refinanced $216 million of debt at lower interest rates

•	Continued investments by local shareholders: Of the shareholders who disclose residence, over a third are Hawaii based, representing at least 25% of total HEI ownership

•	Continued 113-year history of continuous dividends: Through HEI’s dividend reinvestment program, shareholders invested $42 million in HEI by reinvesting their dividends and buying more stock

•	Continued legacy of delivering value for customers and Hawaii:

•	Record 18% of electricity used by Hawaiian Electric customers was from renewable sources

◦	Surpassed Hawaii’s 2015 renewable portfolio standard of 15%

◦	Avoided-oil equivalent of 2.9 million barrels which would have cost our state approximately $350 million[2] in imported oil in 2013

◦	Led the nation by far in the integration of customer-sited solar: 10% of Oahu customers using rooftop solar by the end of 2013

◦	Bank continued clean energy financing for rooftop solar vendors

◦	Integrated two new lower-cost utility-scale solar projects on Oahu

◦	Reached milestone to deactivate Honolulu Power Plant (January 2014)

___________________________________

[1]
Non-GAAP measure which excludes the fourth quarter after-tax partial write-off of certain utility assets of $24.4 million in 2012.  See the included tables for GAAP to Non-GAAP reconciliations and “Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures” and related reconciliation.

[2]	Estimate based on 2013 average price per barrel of $125.

◦	Leveraging collaborative partnerships and over $20 million in grant funding to seek clean energy solutions for Hawaii

•	Utility proposals to the Hawaii Public Utilities Commission for 259 MW renewables priced ~30% lower than current rates[3]

•	Utility operating expenses managed to inflationary increases while expanding strategic initiatives

•	Bank provided over $2 billion in new credit and refinancings to customers

•	Contributed over ten thousand volunteer hours and over $2 million of charitable contributions to community organizations
HONOLULU - Hawaiian Electric Industries, Inc. (NYSE - HE) (HEI) today reported 2013 year-end consolidated net income for common stock of $161.5 million, or diluted earnings per share (EPS) of $1.62. For the fourth quarter of 2013, consolidated net income for common stock was $39.0 million, or $0.39 EPS. The comparison to prior year results is shown on a core earnings basis1 in the table below. Core earnings exclude a $24 million after-tax write-down in the fourth quarter of 2012 related to a settlement agreement between Hawaiian Electric Company4 and the Hawaii Consumer Advocate which was subsequently approved by the Hawaii Public Utilities Commission.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES
($ in millions, except per share amounts)

	Three months ended		Years ended
	December 31,		December 31,
	2013	2012	2013	2012
HEI CONSOLIDATED NET INCOME
GAAP (as reported)	$39.0	$13.8	$161.5	$138.7
Excluding special items	—	24.4	—	24.4
Non-GAAP (core)	$39.0	$38.3	$161.5	$163.1
HEI CONSOLIDATED DILUTED EARNINGS PER SHARE
GAAP (as reported)	$0.39	$0.14	$1.62	$1.42
Excluding special items	—	0.25	—	0.25
Non-GAAP (core)	$0.39	$0.39	$1.62	$1.68
Note: Columns may not foot due to rounding

“While earnings per share were down 4% due to earnings declines at both American Savings Bank and Hawaiian Electric Company, we continued to deliver a competitive 9.7% return on equity for the year. HEI’s unique combination of companies continues to provide us with the financial resources to efficiently invest in our Hawaii-based companies,” said Constance Lau, HEI president and chief
___________________________________

[3]	Based on October 2013 on-peak avoided cost of oil generation.

[4]	Hawaiian Electric Company, unless otherwise defined, refers to the three utilities, Hawaiian Electric Company, Inc. on Oahu, Maui Electric Company, Limited, and Hawaii Electric Light Company, Inc

executive officer. “Our utility continued to invest in the modernization of our electric grid to ensure reliability and safety for our customers as we integrate more renewable energy. These investments helped us exceed Hawaii’s 2015 Renewable Portfolio Standard of 15%, meeting 18% of customers’ electricity needs with renewable sources in 2013. Ten percent of Oahu customers now have customer-sited solar, far more than any other utility. At the same time, we are focused on reducing costs for our customers with proposed utility-scale solar and wind projects priced 30% lower than the current cost of generation. We also are working with other stakeholders on the viability and benefits of bringing liquefied natural gas to Hawaii as a cleaner, lower-cost alternative to oil while we continue to aggressively pursue more renewable generation sources to displace fossil fuels.”
“Our bank exceeded its loan growth goals while maintaining its targeted portfolio mix, gained market share in home lending, improved credit quality, and provided dividends to HEI while maintaining healthy capital levels. Overall, we are pleased that we were able to achieve many of our goals in a challenging and dynamic year,” said Lau.

HAWAIIAN ELECTRIC COMPANY EARNINGS CONSISTENT WITH EXPECTATIONS
The utility’s full-year and fourth quarter 2013 net income was $122.9 million and $32.0 million, respectively. The comparison to the prior year is shown on a core earnings basis in the chart below.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES
($ in millions)
	Three months ended		Years ended
	December 31,		December 31,
	2013	2012	2013	2012
HAWAIIAN ELECTRIC COMPANY NET INCOME
GAAP (as reported)	$32.0	$4.2	$122.9	$99.3
Excluding special items	—	24.4	—	24.4
Non-GAAP (core)	$32.0	$28.7	$122.9	$123.7
Note: Columns may not foot due to rounding

Full Year Results:
Core earnings declined by $0.8 million as additional recovery of costs was slightly less than the total increases in costs, primarily driven by higher customer service investments, lower cost recovery at Maui Electric due to its 2012 final rate case decision, and lower fuel efficiency performance on Oahu due to efforts to run units at lower levels. These impacts were partially offset by a net favorable income tax adjustment in 2013.

Operations and maintenance (O&M) expenses5 (pretax) were $3 million or approximately 0.9% higher compared to the prior year and below inflationary levels. The increases were primarily due to higher customer service costs (discussed above) partially offset by lower expenses for substation and overhead line maintenance and lower overhaul expenses.
Fourth Quarter Results:
The $3.3 million core earnings improvement from the prior year quarter was primarily driven by lower O&M expenses5. Additional recovery of costs was offset by increases in depreciation resulting from infrastructure investments to modernize the grid and ensure reliability, and lower allowance for funds used during construction.
O&M expenses (pretax) were $6 million lower due to lower overhaul and substation maintenance costs in the fourth quarter of 2013.
AMERICAN SAVINGS BANK: SOLID PERFORMANCE AND LOAN GROWTH
Full Year Results:
American Savings Bank’s (American) net income for 2013 was $57.5 million compared to $58.6 million in 2012. Lower 2013 earnings compared to the prior year reflected the challenging regulatory and interest rate environment. The primary drivers impacting net income for the year were (on an after-tax basis): $2 million lower net interest income as lower yields on loans continued to more than offset the favorable contributions of loan growth; $2 million lower noninterest income due to lower mortgage banking income and lower interchange fees as a result of the Durbin Amendment which became effective in July 2013 for American, offsetting all the increases in other fee income and the premium on the sale of the credit card portfolio; $4 million higher noninterest expense primarily driven by higher loan and investment product volumes to customers, sales and performance related incentives, and benefit cost increases; and $7 million lower provision for loan losses resulting from continued improvement in credit quality, coupled with higher recoveries from previously charged-off loans and release of reserves related to the sale of the credit card portfolio.

___________________________________

[5]
Excludes net income neutral expenses covered by surcharges or by third parties of $8 million and $6 million for the full year in 2013 and 2012, respectively, and $3 million and $2 million in the fourth quarter of 2013 and 2012, respectively. See “Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures” and the related reconciliation.

Note: Amounts indicated as “after-tax” in this earnings release are based upon adjusting items for the composite statutory tax rates of 39% for the utilities and 40% for the bank.

Overall, American’s return on average equity for the full year remained solid at 11.4% in 2013 compared to 11.7% in 2012 and the return on average assets was 1.13% in 2013 compared to 1.18% in 2012.

Fourth Quarter Results:
Fourth quarter 2013 net income of $12.2 million was $3.1 million lower than the linked quarter and $2.2 million lower than the same quarter of 2012.
Compared to the linked quarter of 2013, the $3.1 million net income decline was primarily driven by (on an after-tax basis): $2 million lower noninterest income mainly due to the gain on the strategic sale of the credit card portfolio recorded in the third quarter of 2013; and $1 million higher noninterest expense, largely attributable to the timing of certain performance-related compensation expenses.
    Compared to the same quarter of 2012, net income declined by $2.2 million primarily driven by (on an after-tax basis): $4 million lower noninterest income primarily due to lower gains on sales of loans of new residential mortgages as the refinancing market contracted dramatically since mid-2013 and lower interchange fees; and $2 million lower provision for loan losses.
     American’s fourth quarter 2013 return on average equity was 9.6%, down from 12.1% in the linked quarter and 11.3% in the same quarter last year. Return on average assets was 0.94% for the fourth quarter of 2013, compared to 1.20% from the linked quarter and 1.15% in the same quarter last year.
Also refer to the American news release issued on January 30, 2014.

HOLDING AND OTHER COMPANIES
The holding and other companies’ net losses were $18.9 million in 2013 compared to $19.3 million in 2012. Fourth quarter net losses were $5.2 million in 2013 compared to $4.8 million in the fourth quarter 2012.

WEBCAST AND CONFERENCE CALL
HEI TO ANNOUNCE 2014 EPS GUIDANCE IN EARNINGS CONFERENCE CALL
Hawaiian Electric Industries, Inc. will conduct a webcast and conference call to review its 2013 earnings on Tuesday, February 18, 2014, at 12:00 noon Hawaii time (5:00 p.m. Eastern time). HEI will announce 2014 EPS guidance during the scheduled webcast and conference call.
Interested parties may listen to the conference by calling (877) 415-3182 and entering passcode: 61297681, or by accessing the webcast on HEI’s website at www.hei.com under the heading “Investor Relations.” HEI and Hawaiian Electric Company intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information. Such disclosures will be included on HEI’s website in the Investor Relations section. Accordingly, investors should routinely monitor such portions of HEI’s website, in addition to following HEI’s, Hawaiian Electric Company’s and American’s press releases, HEI’s and Hawaiian Electric Company’s Securities and Exchange Commission (SEC) filings and HEI’s public conference calls and webcasts. The information on HEI’s website is not incorporated by reference in this document or in HEI’s and Hawaiian Electric Company’s SEC filings unless, and except to the extent, specifically incorporated by reference. Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at dms.puc.hawaii.gov/dms in order to review documents filed with and issued by the PUC. No information on the PUC website is incorporated by reference in this document or in HEI’s and Hawaiian Electric Company’s SEC filings.
An online replay of the webcast will be available at the same website beginning about two hours after the event and will remain on HEI’s website for 12 months. Replays of the conference call will also be available approximately two hours after the event through March 4, 2014, by dialing (888) 286-8010, passcode: 22850388.
HEI supplies power to approximately 450,000 customers or 95% of Hawaii’s population through its electric utilities, Hawaiian Electric Company, Inc., Hawaii Electric Light Company, Inc. and Maui Electric Company, Limited and provides a wide array of banking and other financial services to consumers and businesses through American Savings Bank, one of Hawaii’s largest financial institutions.

NON-GAAP MEASURES
See “Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures” and related reconciliations on pages 16 to 17 of this release.

FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things. These forward-looking statements are not guarantees of future performance.
Forward-looking statements in this release should be read in conjunction with the “Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 and HEI’s future periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. These forward-looking statements speak only as of the date of the report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric Company, American and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended December 31		Years ended December 31
(in thousands, except per share amounts)	2013	2012	2013	2012
Revenues
Electric utility	$764,096	$769,182	$2,980,172	$3,109,439
Bank	62,306	68,970	258,147	265,539
Other	45	(5)	151	17
Total revenues	826,447	838,147	3,238,470	3,374,995
Expenses
Electric utility	704,588	749,739	2,734,659	2,896,427
Bank	44,540	46,945	171,090	177,106
Other	5,026	4,191	17,302	17,266
Total expenses	754,154	800,875	2,923,051	3,090,799
Operating income (loss)
Electric utility	59,508	19,443	245,513	213,012
Bank	17,766	22,025	87,057	88,433
Other	(4,981)	(4,196)	(17,151)	(17,249)
Total operating income	72,293	37,272	315,419	284,196
Interest expense, net—other than on deposit liabilities and other bank borrowings	(15,774)	(19,393)	(75,479)	(78,151)
Allowance for borrowed funds used during construction	620	1,904	2,246	4,355
Allowance for equity funds used during construction	1,531	1,459	5,561	7,007
Income before income taxes	58,670	21,242	247,747	217,407
Income taxes	19,184	6,933	84,341	76,859
Net income	39,486	14,309	163,406	140,548
Preferred stock dividends of subsidiaries	473	473	1,890	1,890
Net income for common stock	$39,013	$13,836	$161,516	$138,658
Basic earnings per common share	$0.39	$0.14	$1.63	$1.43
Diluted earnings per common share	$0.39	$0.14	$1.62	$1.42
Dividends per common share	$0.31	$0.31	$1.24	$1.24
Weighted-average number of common shares outstanding	99,853	97,602	98,968	96,908
Adjusted weighted-average shares	100,525	97,970	99,623	97,338
Net income (loss) for common stock by segment
Electric utility	$31,990	$4,225	$122,929	$99,276
Bank	12,184	14,363	57,534	58,637
Other	(5,161)	(4,752)	(18,947)	(19,255)
Net income for common stock	$39,013	$13,836	$161,516	$138,658
Comprehensive income attributable to Hawaiian Electric Industries, Inc.	$57,949	$3,103	$171,189	$131,372
Return on average common equity			9.7%	8.9%
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2013 (when filed) and HEI's Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, as updated by SEC Forms 8-K.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Unaudited)

December 31	2013	2012
(dollars in thousands)
Assets
Cash and cash equivalents	$220,036	$219,662
Accounts receivable and unbilled revenues, net	346,785	362,823
Available-for-sale investment and mortgage-related securities	529,007	671,358
Investment in stock of Federal Home Loan Bank of Seattle	92,546	96,022
Loans receivable held for investment, net	4,110,113	3,737,233
Loans held for sale, at lower of cost or fair value	5,302	26,005
Property, plant and equipment, net of accumulated depreciation of $2,191,199 in 2013 and $2,125,286 in 2012	3,858,947	3,594,829
Regulatory assets	575,924	864,596
Other	519,194	494,414
Goodwill	82,190	82,190
Total assets	$10,340,044	$10,149,132
Liabilities and shareholders’ equity
Liabilities
Accounts payable	$212,331	$212,379
Interest and dividends payable	26,716	26,258
Deposit liabilities	4,372,477	4,229,916
Short-term borrowings—other than bank	105,482	83,693
Other bank borrowings	244,514	195,926
Long-term debt, net—other than bank	1,492,945	1,422,872
Deferred income taxes	529,260	439,329
Regulatory liabilities	349,299	324,152
Contributions in aid of construction	432,894	405,520
Defined benefit pension and other postretirement benefit plans liability	288,539	656,394
Other	524,224	524,535
Total liabilities	8,578,681	8,520,974
Preferred stock of subsidiaries - not subject to mandatory redemption	34,293	34,293
Shareholders’ equity
Preferred stock, no par value, authorized 10,000,000 shares; issued: none	—	—
Common stock, no par value, authorized 200,000,000 shares; issued and outstanding: 101,259,800 shares in 2013 and 97,928,403 shares in 2012	1,488,126	1,403,484
Retained earnings	255,694	216,804
Accumulated other comprehensive loss, net of tax benefits	(16,750)	(26,423)
Total shareholders’ equity	1,727,070	1,593,865
Total liabilities and shareholders’ equity	$10,340,044	$10,149,132
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2013 (when filed) and HEI's Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, as updated by SEC Forms 8-K.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
CONSOLIDATED CASH FLOWS
(Unaudited)

Years ended December 31	2013	2012
(in thousands)
Cash flows from operating activities
Net income	$163,406	$140,548
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of property, plant and equipment	160,061	150,389
Other amortization	4,667	7,958
Provision for loan losses	1,507	12,883
Impairment of utility assets	—	40,000
Loans receivable originated and purchased, held for sale	(249,022)	(519,622)
Proceeds from sale of loans receivable, held for sale	273,775	513,000
Gain on sale of credit card portfolio	(2,251)	—
Increase in deferred income taxes	80,399	90,848
Excess tax benefits from share-based payment arrangements	(430)	(61)
Allowance for equity funds used during construction	(5,561)	(7,007)
Change in cash overdraft	1,038	—
Changes in assets and liabilities
Decrease (increase) in accounts receivable and unbilled revenues, net	16,038	(18,501)
Decrease in fuel oil stock	27,332	10,129
Increase in regulatory assets	(65,461)	(72,401)
Decrease in accounts, interest and dividends payable	(23,153)	(39,738)
Change in prepaid and accrued income taxes and utility revenue taxes	(19,406)	21,079
Decrease in defined benefit pension and other postretirement benefit plans liability	(33,014)	(228)
Change in other assets and liabilities	(2,779)	(94,734)
Net cash provided by operating activities	327,146	234,542
Cash flows from investing activities
Available-for-sale investment and mortgage-related securities purchased	(112,654)	(243,633)
Principal repayments on available-for-sale investment and mortgage-related securities	158,558	191,253
Proceeds from sale of available-for-sale investment and mortgage-related securities	71,367	3,548
Net increase in loans held for investment	(398,426)	(112,730)
Proceeds from sale of real estate acquired in settlement of loans	9,212	11,336
Capital expenditures	(353,879)	(325,480)
Contributions in aid of construction	32,160	45,982
Proceeds from sale of credit card portfolio	26,386	—
Other	3,516	2,677
Net cash used in investing activities	(563,760)	(427,047)
Cash flows from financing activities
Net increase in deposit liabilities	142,561	159,884
Net increase in short-term borrowings with original maturities of three months or less	21,789	14,872
Net decrease in retail repurchase agreements	(1,418)	(37,291)
Proceeds from other bank borrowings	130,000	5,000
Repayments of other bank borrowings	(80,000)	(5,000)
Proceeds from issuance of long-term debt	286,000	457,000
Repayment of long-term debt	(216,000)	(375,500)
Excess tax benefits from share-based payment arrangements	430	61
Net proceeds from issuance of common stock	55,086	23,613
Common stock dividends	(98,383)	(96,202)
Preferred stock dividends of subsidiaries	(1,890)	(1,890)
Other	(1,187)	(2,645)
Net cash provided by financing activities	236,988	141,902
Net increase (decrease) in cash and cash equivalents	374	(50,603)
Cash and cash equivalents, January 1	219,662	270,265
Cash and cash equivalents, December 31	$220,036	$219,662
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2013 (when filed) and HEI's Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, as updated by SEC Forms 8-K.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended December 31		Years ended December 31
(dollars in thousands, except per barrel amounts)	2013	2012	2013	2012
Revenues	$764,096	$769,182	$2,980,172	$3,109,439
Expenses
Fuel oil	307,814	311,343	1,185,552	1,297,419
Purchased power	184,012	184,400	710,681	724,240
Other operation and maintenance	102,299	107,362	403,270	397,429
Depreciation	38,160	35,942	154,025	144,498
Taxes, other than income taxes	72,303	70,692	281,131	292,841
Impairment of utility assets	—	40,000	—	40,000
Total expenses	704,588	749,739	2,734,659	2,896,427
Operating income	59,508	19,443	245,513	213,012
Allowance for equity funds used during construction	1,531	1,459	5,561	7,007
Interest expense and other charges, net	(11,830)	(15,463)	(59,279)	(62,055)
Allowance for borrowed funds used during construction	620	1,904	2,246	4,355
Income before income taxes	49,829	7,343	194,041	162,319
Income taxes	17,340	2,619	69,117	61,048
Net income	32,489	4,724	124,924	101,271
Preferred stock dividends of subsidiaries	229	229	915	915
Net income attributable to Hawaiian Electric	32,260	4,495	124,009	100,356
Preferred stock dividends of Hawaiian Electric	270	270	1,080	1,080
Net income for common stock	31,990	4,225	$122,929	$99,276
Comprehensive income attributable to Hawaiian Electric	$33,516	$3,058	$124,507	$98,338
OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)
Hawaiian Electric	1,759	1,771	6,859	6,976
Hawaii Electric Light	273	275	1,076	1,085
Maui Electric	292	290	1,135	1,145
	2,324	2,336	9,070	9,206
Wet-bulb temperature (Oahu average; degrees Fahrenheit)	69.3	69.4	68.8	68.9
Cooling degree days (Oahu)	1,135	1,102	4,506	4,532
Average fuel oil cost per barrel	$133.88	$133.37	$131.10	$138.09
Return on average common equity (%) (simple average)[1]
Hawaiian Electric			7.98	7.57
Hawaii Electric Light			7.41	5.90
Maui Electric			8.91	5.44
Hawaiian Electric Consolidated			8.02	6.91
This information should be read in conjunction with the consolidated financial statements and the notes thereto in Hawaiian Electric’s Annual Report on SEC Form 10-K for the year ended December 31, 2013 (when filed) and the consolidated financial statements and the notes thereto in Hawaiian Electric's Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, as updated by SEC Forms 8-K.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Unaudited)

December 31	2013	2012
(in thousands)
Assets
Utility plant, at cost
Land	$51,883	$51,568
Plant and equipment	5,701,875	5,364,400
Less accumulated depreciation	(2,111,229)	(2,040,789)
Construction in progress	143,233	151,378
Net utility plant	3,785,762	3,526,557
Current assets
Cash and equivalents	62,825	17,159
Customer accounts receivable, net	175,448	210,779
Accrued unbilled revenues, net	144,124	134,298
Other accounts receivable, net	14,062	28,176
Fuel oil stock, at average cost	134,087	161,419
Materials and supplies, at average cost	59,044	51,085
Prepayments and other	52,857	32,865
Regulatory assets	69,738	51,267
Total current assets	712,185	687,048
Other long-term assets
Regulatory assets	506,186	813,329
Unamortized debt expense	9,003	10,554
Other	73,993	71,305
Total other long-term assets	589,182	895,188
Total assets	$5,087,129	$5,108,793
Capitalization and liabilities
Capitalization
Common stock, $6 2/3 par value, authorized 50, 000 shares; outstanding 15,429,105 shares in 2013 and 14,665,264 shares in 2012	$102,880	$97,788
Premium on capital stock	541,452	468,045
Retained earnings	948,624	907,273
Accumulated other comprehensive income (loss), net of taxes - retirement benefit plans	608	(970)
Common stock equity	1,593,564	1,472,136
Cumulative preferred stock – not subject to mandatory redemption	34,293	34,293
Long-term debt, net	1,206,545	1,147,872
Total capitalization	2,834,402	2,654,301
Current liabilities
Current portion of long-term debt	11,400	—
Accounts payable	189,559	186,824
Interest and preferred dividends payable	21,652	21,092
Taxes accrued	249,445	251,066
Regulatory liabilities	1,916	1,212
Other	63,881	60,801
Total current liabilities	537,853	520,995
Deferred credits and other liabilities
Deferred income taxes	507,161	417,611
Regulatory liabilities	347,383	322,940
Unamortized tax credits	73,539	66,584
Defined benefit pension and other postretirement benefit plans liability	262,162	620,205
Other	91,735	100,637
Total deferred credits and other liabilities	1,281,980	1,527,977
Contributions in aid of construction	432,894	405,520
Total capitalization and liabilities	$5,087,129	$5,108,793
This information should be read in conjunction with the consolidated financial statements and the notes thereto in Hawaiian Electric’s Annual Report on SEC Form 10-K for the year ended December 31, 2013 (when filed) and the consolidated financial statements and the notes thereto in Hawaiian Electric's Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, as updated by SEC Forms 8-K.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

Years ended December 31	2013	2012
(in thousands)
Cash flows from operating activities
Net income	$124,924	$101,271
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of property, plant and equipment	154,025	144,498
Other amortization	5,077	6,998
Impairment of utility assets	—	40,000
Increase in deferred income taxes	64,507	86,878
Change in tax credits, net	7,017	6,075
Allowance for equity funds used during construction	(5,561)	(7,007)
Change in cash overdraft	1,038	—
Changes in assets and liabilities
Decrease (increase) in accounts receivable	49,445	(47,004)
Decrease (increase) in accrued unbilled revenues	(9,826)	3,528
Decrease in fuel oil stock	27,332	10,129
Increase in materials and supplies	(7,959)	(7,897)
Increase in regulatory assets	(65,461)	(72,401)
Decrease in accounts payable	(20,828)	(38,913)
Change in prepaid and accrued income taxes and revenue taxes	(2,028)	25,239
Increase (decrease) in defined benefit pension and other postretirement benefit plans liability	2,240	(744)
Change in other assets and liabilities	(31,499)	(73,419)
Net cash provided by operating activities	292,443	177,231
Cash flows from investing activities
Capital expenditures	(342,485)	(310,091)
Contributions in aid of construction	32,160	45,982
Other	(230)	—
Net cash used in investing activities	(310,555)	(264,109)
Cash flows from financing activities
Common stock dividends	(81,578)	(73,044)
Preferred stock dividends of Hawaiian Electric and subsidiaries	(1,995)	(1,995)
Proceeds from issuance of common stock	78,500	44,000
Proceeds from issuance of long-term debt	236,000	457,000
Repayment of long-term debt	(166,000)	(368,500)
Other	(1,149)	(2,230)
Net cash provided by financing activities	63,778	55,231
Net increase (decrease) in cash and cash equivalents	45,666	(31,647)
Cash and cash equivalents, January 1	17,159	48,806
Cash and cash equivalents, December 31	$62,825	$17,159
This information should be read in conjunction with the consolidated financial statements and the notes thereto in Hawaiian Electric’s Annual Report on SEC Form 10-K for the year ended December 31, 2013 (when filed) and the consolidated financial statements and the notes thereto in Hawaiian Electric's Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, as updated by SEC Forms 8-K.

American Savings Bank, F.S.B.
STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended			Years ended December 31
(in thousands)	December 31, 2013	September 30, 2013	December 31, 2012	2013	2012
Interest and dividend income
Interest and fees on loans	$43,405	$43,337	$42,816	$172,969	$176,057
Interest and dividends on investment and mortgage-related securities	3,372	3,025	3,288	13,095	13,822
Total interest and dividend income	46,777	46,362	46,104	186,064	189,879
Interest expense
Interest on deposit liabilities	1,222	1,262	1,408	5,092	6,423
Interest on other borrowings	1,437	1,206	1,193	4,985	4,869
Total interest expense	2,659	2,468	2,601	10,077	11,292
Net interest income	44,118	43,894	43,503	175,987	178,587
Provision for loan losses	554	54	3,379	1,507	12,883
Net interest income after provision for loan losses	43,564	43,840	40,124	174,480	165,704
Noninterest income
Fees from other financial services	5,732	5,728	8,887	27,099	31,361
Fee income on deposit liabilities	4,797	4,819	4,648	18,363	17,775
Fee income on other financial products	2,117	2,714	1,836	8,405	6,577
Mortgage banking income	1,413	1,547	6,331	8,309	14,628
Gains on sale of securities	—	—	—	1,226	134
Other income, net	1,470	3,888	1,164	8,681	5,185
Total noninterest income	15,529	18,696	22,866	72,083	75,660
Noninterest expense
Compensation and employee benefits	22,195	20,564	19,953	82,910	75,979
Occupancy	4,197	4,208	4,313	16,747	17,179
Data processing	2,970	2,168	2,854	10,952	10,098
Services	2,160	2,424	2,800	9,015	9,866
Equipment	1,826	1,825	1,806	7,295	7,105
Other expense	7,951	8,539	9,207	32,585	32,116
Total noninterest expense	41,299	39,728	40,933	159,504	152,343
Income before income taxes	17,794	22,808	$22,057	87,059	89,021
Income taxes	5,610	7,532	7,694	29,525	30,384
Net income	$12,184	$15,276	$14,363	$57,534	$58,637
Comprehensive income	$23,802	$14,107	$5,740	$60,733	$52,612
OTHER BANK INFORMATION (annualized %, except as of period end)
Return on average assets	0.94	1.20	1.15	1.13	1.18
Return on average equity	9.56	12.13	11.29	11.38	11.68
Return on average tangible common equity	11.39	14.50	13.47	13.59	13.97
Net interest margin	3.67	3.73	3.81	3.74	3.93
Net charge-offs to average loans outstanding	0.15	—	0.13	0.09	0.24
As of period end
Nonperforming assets to loans outstanding and real estate owned *	1.20	1.33	1.87
Allowance for loan losses to loans outstanding	0.97	1.01	1.11
Tier-1 leverage ratio *	9.1	9.3	9.1
Total risk-based capital ratio *	12.1	12.5	12.8
Tangible common equity to total assets	8.5	8.36	8.39
Dividend paid to HEI (via ASHI) ($ in millions)	10	10	15	40	45
* Regulatory basis
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2013 (when filed) and HEI's Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, as updated by SEC Forms 8-K.

American Savings Bank, F.S.B.
BALANCE SHEETS DATA
(Unaudited)

December 31		2013		2012
(in thousands)
Assets
Cash and cash equivalents		$156,603		$184,430
Available-for-sale investment and mortgage-related securities		529,007		671,358
Investment in stock of Federal Home Loan Bank of Seattle		92,546		96,022
Loans receivable held for investment		4,150,229		3,779,218
Allowance for loan losses		(40,116)		(41,985)
Loans receivable held for investment, net		4,110,113		3,737,233
Loans held for sale, at lower of cost or fair value		5,302		26,005
Other		268,063		244,435
Goodwill		82,190		82,190
Total assets		$5,243,824		$5,041,673
Liabilities and shareholder’s equity
Deposit liabilities–noninterest-bearing		$1,214,418		$1,164,308
Deposit liabilities–interest-bearing		3,158,059		3,065,608
Other borrowings		244,514		195,926
Other		105,679		117,752
Total liabilities		4,722,670		4,543,594
Common stock		336,054		333,712
Retained earnings		197,297		179,763
Accumulated other comprehensive loss, net of tax benefits
Net unrealized gains (losses) on securities	$(3,663)		$10,761
Retirement benefit plans	(8,534)	(12,197)	(26,157)	(15,396)
Total shareholder’s equity		521,154		498,079
Total liabilities and shareholder’s equity		$5,243,824		$5,041,673
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2013 (when filed) and HEI's Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, as updated by SEC Forms 8-K.

EXPLANATION OF HEI’S USE OF CERTAIN UNAUDITED NON-GAAP MEASURES
HEI and Hawaiian Electric Company management use certain non-GAAP measures to evaluate the performance of the utility and HEI. Management believes these non-GAAP measures provide useful information and are a better indicator of the companies’ core operating activities. Core earnings and other financial measures as presented here may not be comparable to similarly titled measures used by other companies. The accompanying tables provide a reconciliation of reported GAAP1 earnings to non-GAAP core earnings for both the utility and HEI consolidated and the corresponding adjusted return on average common equity (ROACE).
The reconciling adjustments from GAAP earnings to core earnings are limited to the settlement charge for the partial write-off of utility assets in 2012. For more information on the settlement charge recorded in 2012, see the Form 8-K filed on March 20, 2013. Management does not consider these items to be representative of the company’s fundamental core earnings.
The accompanying table also provides the calculation of utility GAAP O&M adjusted for “O&M-related net income neutral items” which are O&M expenses covered by specific surcharges or by third parties. This item is grossed-up in revenue and expense and does not impact net income.

RECONCILIATION OF GAAP[1] TO NON-GAAP MEASURES
Hawaiian Electric Industries, Inc. and Subsidiaries (HEI)
Unaudited
($ in millions, except per share amounts)	Three months ended		Years ended
	December 31		December 31
	2013	2012	2013	2012
HEI CONSOLIDATED NET INCOME
GAAP (as reported)	$39.0	$13.8	$161.5	$138.7
Excluding special items (after-tax):
Settlement agreement for the partial writedown of certain utility assets	—	24.4	—	24.4
Non-GAAP (core)	$39.0	$38.3	$161.5	$163.1
HEI CONSOLIDATED DILUTED EARNINGS PER SHARE
GAAP (as reported)	$0.39	$0.14	$1.62	$1.42
Excluding special items (after-tax):
Settlement agreement for the partial writedown of certain utility assets	—	0.25	—	0.25
Non-GAAP (core)	$0.39	$0.39	$1.62	$1.68
HEI CONSOLIDATED RETURN ON AVERAGE COMMON EQUITY (ROACE) (simple average)
Based on GAAP			9.7%	8.9%
Based on non-GAAP (core)[2]			9.7%	10.4%

Note: Columns may not foot due to rounding
[1] Accounting principles generally accepted in the United States of America
[2] Calculated as core net income divided by average GAAP common equity

RECONCILIATION OF GAAP TO NON-GAAP MEASURES
Hawaiian Electric Company, Inc. and Subsidiaries
Unaudited
($ in millions)	Three months ended		Years ended
	December 31		December 31
	2013	2012	2013	2012
HAWAIIAN ELECTRIC CONSOLIDATED NET INCOME
GAAP (as reported)	$32.0	$4.2	$122.9	$99.3
Excluding special items (after-tax):
Settlement agreement for the partial writedown of certain utility assets	—	24.4	—	24.4
Non-GAAP (core)	$32.0	$28.7	$122.9	$123.7
HAWAIIAN ELECTRIC CONSOLIDATED RETURN ON AVERAGE COMMON EQUITY (ROACE) (simple average)
Based on GAAP			8.0%	6.9%
Based on non-GAAP (core)[1]			8.0%	8.6%

	Hawaiian Electric		Hawaii Electric Light		Maui Electric
Years ended December 31	2013	2012	2013	2012	2013	2012
NET INCOME
GAAP (as reported)	$81.5	$70.4	$20.1	$16.2	$21.3	$12.6
Excluding special items (after-tax):
Settlement agreement for the partial writedown of certain utility assets	—	17.7	—	3.4	—	3.4
Non-GAAP (core)	$81.5	$88.2	$20.1	$19.6	$21.3	$16.0
RETURN ON AVERAGE COMMON EQUITY (ROACE) (simple average)
Based on GAAP	8.0%	7.6%	7.4%	5.9%	8.9%	5.4%
Based on non-GAAP (core)[1]	8.0%	9.5%	7.4%	7.1%	8.9%	6.9%

	Three months ended			Years ended
	December 31			December 31
	2013	2012	Change	2013	2012	Change
HAWAIIAN ELECTRIC CONSOLIDATED OTHER OPERATION AND MAINTENANCE (O&M) EXPENSE
GAAP (as reported)	$102.3	$107.4	$(5.1)	$403.3	$397.4	$5.9
Excluding O&M related net income neutral items[2]	(2.9)	(1.5)	(1.4)	(8.0)	(5.6)	(2.4)
Adjusted other operation and maintenance (Non-GAAP measure)	$99.4	$105.9	$(6.5)	$395.3	$391.8	$3.5

Note: Columns may not foot due to rounding
[1] Calculated as core net income divided by average GAAP common equity
[2] Expenses covered by surcharges or by third parties recorded in revenues